Exhibit 8.2

SIDLEY AUSTIN LLP 555 WEST FIFTH STREET LOS ANGELES, CA 90013 +1 213 896 6000 +1 213 896 6600 FAX

AMERICA • ASIA PACIFIC • EUROPE

December 19, 2018

Pandora Media, Inc.

2100 Franklin Street

Suite 700

Oakland, CA 94612

Ladies and Gentlemen:

We have acted as counsel for Pandora Media, Inc., a Delaware corporation (“Pandora”), in connection with (i) the Agreement and Plan of Merger and Reorganization, dated as of September 23, 2018 (including the exhibits thereto, the “Merger Agreement”), by and among Sirius XM Holdings Inc., a Delaware corporation (“Sirius”), Pandora and White Oaks Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Sirius (“Merger Sub”), pursuant to which (i) Pandora is to form a Delaware corporation as a wholly-owned subsidiary of Pandora (the “New Holding Company”) and the New Holding Company is to form a Delaware corporation as a wholly-owned subsidiary of the New Holding Company (“Holdco Merger Sub”), (ii) Holdco Merger Sub is to be merged with and into Pandora, with Pandora surviving as a wholly-owned subsidiary of the New Holding Company (the “Holding Company Merger”) and thereafter Pandora is to be converted into a Delaware limited liability company (the “Conversion,” and together with the Holding Company Merger, the “Holdco Reorganization”), and (iii) Merger Sub is to be merged with and into the New Holding Company, with the New Holding Company surviving (the “Merger”) and thereafter the New Holding Company is to be merged with and into Sirius XM Radio Inc., a Delaware corporation and a wholly-owned subsidiary of Sirius (“Sirius XM Radio”), with Sirius XM Radio surviving (the “Sirius XM Radio Merger,” and together with the Merger, the “Pandora-Sirius Reorganization”) on the terms and conditions set forth in the Merger Agreement and (ii) the preparation of the related registration statement on Form S-4 (as amended through the date hereof, the “Form S-4”), which includes Pandora’s proxy statement (as amended through the date hereof, the “Proxy Statement”), filed with the Securities and Exchange Commission (the “Commission”). This opinion letter is being delivered in connection with, and appears as an exhibit to, the Form S-4. Unless otherwise indicated, each capitalized term used but otherwise not defined herein has the meaning ascribed to it in the Merger Agreement.

In connection with this opinion letter, we have examined (i) the Merger Agreement, (ii) the Proxy Statement (collectively, the “Transaction Documents”), and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion, including, but not limited to, certain representation letters received by us from each of Sirius and Pandora dated as of the date hereof and referring to this opinion letter (collectively, the “Representation Letters”). In such examination, we have assumed the genuineness of all signatures, the legal

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Pandora Media, Inc.

December 19, 2018

capacity of natural persons, the due authorization, execution and delivery of the documents we have examined, the enforceability of the Transaction Documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter or covenant set forth in any of the foregoing. For purposes of this opinion letter, we have assumed, with your permission, (i) that the Holdco Reorganization and the Pandora-Sirius Reorganization will be consummated in the manner described in the Transaction Documents, and none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, (ii) the statements set forth in the Transaction Documents and the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Holding Company Merger Effective Time, the Conversion Effective Time, the Effective Time and the Sirius XM Radio Merger Effective Time (collectively, the “Applicable Effective Times”) and thereafter, (iii) any such statements made in the Transaction Documents and the Representation Letters qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Applicable Effective Times and thereafter, in each case as if made without such qualification, (iv) there are no documents or understandings between any of the parties that would alter, or are inconsistent with, the terms or representations set forth in the Transaction Documents or the Representation Letters, (v) that the Holdco Reorganization and the Pandora-Sirius Reorganization will be reported by Sirius, Pandora and the New Holding Company on their respective federal income tax returns in a manner consistent with the statements as to the tax treatment of the Holdco Reorganization and the Pandora-Sirius Reorganization in the Registration Statement and (vi) there will be no change in applicable U.S. federal income tax law from the date hereof through the Applicable Effective Times. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants and agreements contained in the Merger Agreement and the Representation Letters. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements referred to above, which we have assumed will be true as of the Applicable Effective Times and thereafter. No assurance can be given as to the effect on the opinions set forth below if any of the foregoing assumptions is or becomes inaccurate.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Form S-4 (including the Proxy Statement), we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.”

We express no opinion concerning any law other than the federal tax law of the United States, or on any issue relating to the tax consequences of the transactions contemplated by the Proxy Statement other than the opinions set forth above, and no opinion should be inferred as to

Pandora Media, Inc.

December 19, 2018

the tax consequences of the Holdco Reorganization or the Pandora-Sirius Reorganization under any state, local or foreign law, or with respect to other areas of United States federal taxation.

The opinions set forth above are based upon the Code, the Treasury Regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. It should be noted that the Code, Treasury Regulations, administrative and judicial interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Any change in any of the authorities upon which our opinions are based, or any variation or difference in any facts from those set forth or assumed herein, could affect our conclusion herein. No assurance can be given that the Internal Revenue Service will agree with our opinions or that, if the Internal Revenue Service were to take a contrary position, such position would not ultimately be sustained by the courts.

This opinion letter is rendered only as of the date hereof and could be affected by changes in facts, circumstances, law or other events or developments that hereafter may occur or be brought to our attention. We assume no responsibility to advise you or any other person of any change, event or development.

We hereby consent to the filing of this opinion letter as an exhibit to the Form S-4 and to the references to our firm name in the Proxy Statement in connection with the references to this opinion letter and the material U.S. federal income tax consequences of the Holdco Reorganization and the Pandora-Sirius Reorganization. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SIDLEY AUSTIN LLP